As filed with the Securities and Exchange Commission on November 15, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINN-DIXIE STORES, INC.

(Exact name of registrant as specified in its charter)

Florida	59-0514290
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of principal executive offices)	(Zip Code)

Winn-Dixie Stores, Inc. Amended and Restated Equity Incentive Plan

(Full Title of the Plan)

Copies of all communications to:
Laurence B. Appel Senior Vice President, General Counsel and Secretary Winn-Dixie Stores, Inc. 5050 Edgewood Court, Jacksonville, Florida, 32254-3699	Jeffrey M. Stein Esq. King & Spalding 1180 Peachtree Street Atlanta, Georgia 30309
(Name, address of agent for service)

(904) 783-5000	(404) 572-4729
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,188,000 shares	$19.255	$42,129,940	$1,293.39

(1)	Covers the issuance of an additional 2,188,000 shares of the common stock of Winn-Dixie Stores, Inc., par value $0.001 per share, pursuant to the Equity Incentive Plan. If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(2)	Pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sales prices of the Common Stock on The NASDAQ Stock Market LLC on November 12, 2007.

EXPLANATORY NOTE

Winn-Dixie Stores, Inc., a Florida corporation (the “Registrant”), filed a registration statement on Form S-8 on December 22, 2006 (File No. 333-139630) to register 5,400,000 shares of its Common Stock, par value $0.001 per share (the “Common Stock”) issuable pursuant to the Winn-Dixie Stores, Inc. Equity Incentive Plan (the “Plan”). The Registrant is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 2,188,000 shares of Common Stock to be issued under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing information required in Part I of this Registration Statement will be provided to each participant in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). Such document(s) are not being filed with the Commission but constitute (together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference and made a part hereof:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 27, 2007;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 19, 2007;

(c)	the Registrant’s Current Report on Form 8-K filed with the Commission on November 8, 2007; and

(d)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A dated November 21, 2006, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is only furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

The Registrant will provide, without charge, to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Winn-Dixie Stores, Inc., Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699.

Item 8.	Exhibits.

The following is a list of exhibits that are filed or incorporated by reference as part of this Registration Statement.

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation (previously filed as Exhibit 3.1 to Form 8-A/A filed on November 21, 2006 and incorporated by reference herein).

4.2	Amended and Restated By-laws (previously filed as Exhibit 3.2 to Form 8-A/A filed on November 21, 2006 and incorporated by reference herein).

4.3	Equity Incentive Plan, as amended (previously filed as Appendix A to the Registrant’s Proxy Statement filed on September 26, 2007 and incorporated by reference herein).

5.1	Opinion of Laurence B. Appel, Senior Vice President, General Counsel and Secretary of the Registrant, regarding the legality of the securities being registered.*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Laurence B. Appel, Senior Vice President, General Counsel and Secretary of the Registrant (included in opinion filed as Exhibit 5.1 hereto).*

24.1	Power of Attorney of certain officers and directors of Winn-Dixie Stores, Inc. (included on signature page).*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 14th day of November, 2007.

Winn-Dixie Stores, Inc.
(Registrant)

By:	/s/ Peter L. Lynch
Peter L. Lynch Chief Executive Officer

The undersigned do each hereby constitute and appoint Laurence B. Appel, Peter L. Lynch and Bennett L. Nussbaum, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement of Winn-Dixie Stores, Inc. on Form S-8 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

/s/ Peter L. Lynch Peter L. Lynch	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 14, 2007

/s/ Bennett L. Nussbaum Bennett L. Nussbaum	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 14, 2007

/s/ D. Michael Byrum D. Michael Byrum	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	November 14, 2007

/s/ Evelyn V. Follit Evelyn V. Follit	Director	November 14, 2007

/s/ Charles P. Garcia Charles P. Garcia	Director	November 14, 2007

/s/ Jeffrey C. Girard Jeffrey C. Girard	Director	November 14, 2007

/s/ Yvonne R. Jackson Yvonne R. Jackson	Director	November 14, 2007

/s/ Gregory P. Josefowicz Gregory P. Josefowicz	Director	November 14, 2007

/s/ James P. Olson James P. Olson	Director	November 14, 2007

/s/ Terry Peets Terry Peets	Director	November 14, 2007

/s/ Richard E. Rivera Richard E. Rivera	Director	November 14, 2007

Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated Articles of Incorporation (previously filed as Exhibit 3.1 to Form 8-A/A filed on November 21, 2006 and incorporated by reference herein).

4.2	Amended and Restated By-laws (previously filed as Exhibit 3.2 to Form 8-A/A filed on November 21, 2006 and incorporated by reference herein).

4.3	Equity Incentive Plan, as amended (previously filed as Appendix A to the Registrant’s Proxy Statement filed on September 26, 2007 and incorporated by reference herein).

5.1	Opinion of Laurence B. Appel, Senior Vice President, General Counsel and Secretary of the Registrant, regarding the legality of the securities being registered.*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Laurence B. Appel, Senior Vice President, General Counsel and Secretary of the Registrant (included in opinion filed as Exhibit 5.1 hereto).*

24.1	Power of Attorney of certain officers and directors of Winn-Dixie Stores, Inc. (included on signature page).*

*	Filed herewith.